Exhibit 99.1

GRI Bio Reports Full Year 2024 Financial Results and Reiterates Expected Clinical Data Readouts in 2025 for Ongoing Phase 2a Study of GRI-0621 in Idiopathic Pulmonary Fibrosis ("IPF")
Interim data and topline data readouts from Phase 2a biomarker study expected in Q2 2025 and Q3 2025, respectively
Cash runway expected to fund operations into Q2 2025, including interim data readout from GRI-0621
LA JOLLA, CA, March 17, 2025 (GLOBE NEWSWIRE) -- GRI Bio, Inc. (NASDAQ: GRI) (“GRI Bio” or the “Company”), a biotechnology company advancing an innovative pipeline of Natural Killer T (“NKT”) cell modulators for the treatment of inflammatory, fibrotic and autoimmune diseases, has reported its financial results for the fiscal year ended December 31, 2024 and today provided a corporate update.
“Over the last year, we made significant progress on the development of our lead program GRI-0621 for the treatment of IPF. We continue to make strides towards our anticipated interim data readout and topline data readout which remains on track for the second and third quarter of 2025, respectively. We remain confident that the data observed to date and the additional data readouts anticipated this year, will position us to build momentum and drive value for shareholders in the near and long term,” commented Marc Hertz, PhD, Chief Executive Officer of GRI Bio.
Recent Highlights
•Presented positive preclinical data demonstrating its lead program GRI-0621 reduces important inflammatory and fibrotic drivers in IPF at the 8th Annual Antifibrotic Drug Development Summit; and
•Granted European patent covering GRI-0803 and the Company’s library of 500+ proprietary compounds.
GRI-0621: Type 1 Invariant NKT ("iNKT") Antagonist in Development for the Treatment of IPF.
IPF is a rare chronic progressive pulmonary disease with abnormal scarring of the lung blocking the movement of oxygen into the bloodstream. Currently available treatments for IPF are limited with only two approved drugs that come with significant side-effects, limited compliance and no impact on overall survival1, leaving significant opportunity to augment IPF treatment with a new therapeutic.
GRI Bio’s lead program, GRI-0621, is a small molecule RAR-βɣ dual agonist that inhibits the activity of human iNKT cells. In preliminary trials to date and previous trials with the oral formulation, GRI-0621 has been shown to improve fibrosis in multiple disease models and improve liver function tests and other markers of inflammation and injury in patients.
1 T. M. Maher et al., Global incidence and prevalence of idiopathic pulmonary fibrosis. Respir Res 22, 197 (2021)

The Company plans to leverage the 505(b)(2) regulatory pathway for this candidate. For more information about the Phase 2a study, please visit clinicaltrials.gov and reference identifier NCT06331624.
Expected GRI-0621 Upcoming Milestones
•Q2 2025: Report interim data from Phase 2a biomarker study
•Q3 2025: Report topline results from Phase 2a biomarker study
Summary of Financial Results for Full Year 2024
Net loss was $8.2 million for the year ended December 31, 2024.
Research and development expenses were $3.8 million and $3.2 million for the years ended December 31, 2024 and 2023, respectively. The $0.6 million increase in research and development expenses was primarily due to increased expenses related to the registrational development program of GRI-0621.
General and administrative expenses were $4.5 million and $8.2 million for the years ended December 31, 2024 and 2023, respectively. The $3.7 million decrease was primarily due to a decrease of $3.4 million in accounting, legal, investment banking and other fees related to the merger with Vallon Pharmaceuticals, Inc. in April 2023.
As of December 31, 2024, the Company had cash and cash equivalents of approximately $5.0 million. Based on the Company’s current operating plan, the Company believes that its existing cash and cash equivalents will be sufficient to fund its operating expenses and capital expenditure requirements into the second quarter of 2025.
About GRI Bio, Inc.
GRI Bio is a clinical-stage biopharmaceutical company focused on fundamentally changing the way inflammatory, fibrotic and autoimmune diseases are treated. GRI Bio’s therapies are designed to target the activity of NKT cells, which are key regulators earlier in the inflammatory cascade, to interrupt disease progression and restore the immune system to homeostasis. NKT cells are innate-like T cells that share properties of both NK and T cells and are a functional link between the innate and adaptive immune responses. iNKT cells play a critical role in propagating the injury, inflammatory response and fibrosis observed in inflammatory and fibrotic indications. GRI Bio’s lead program, GRI-0621, is an inhibitor of iNKT cell activity and is being developed as a novel oral therapeutic for the treatment of idiopathic pulmonary fibrosis, a serious disease with significant unmet need. The Company is also developing a pipeline of novel type 2 diverse NKT agonists for the treatment of systemic lupus erythematosus. Additionally, with a library of over 500 proprietary compounds, GRI Bio has the ability to fuel a growing pipeline.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of words such as “anticipate,” “believe,” “contemplate,” “could,” “estimate,” “expect,” “intend,” “seek,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “target,” “aim,” “should,” “will,” “would,” or the negative of these words or other similar expressions. These forward-looking statements are based on the Company’s current beliefs and expectations. Forward-looking statements include, but are not limited to, statements regarding: the Company’s expectations with respect to development and commercialization of the Company’s product candidates, the timing of initiation or completion of clinical trials and availability of resulting data, the potential benefits and impact of the Company’s clinical trials and product candidates and any implication that the data or results observed in preclinical trials or earlier studies or trials will be indicative of results of later studies or clinical trials, the Company’s beliefs and expectations regarding potential shareholder value and future financial performance, the Company’s beliefs and estimates about its cash and available resources and its ability to fund its planned operations through any particular date, the Company’s beliefs about the timing and outcome of regulatory approvals and potential regulatory approval pathways, the Company’s expected milestones in 2025, and the Company’s beliefs and expectations regarding the sufficiency of its existing cash and cash equivalents to fund its planned operations, its ability to raise additional funds, which may not be available to the Company on acceptable terms, or at all, and capital expenditure requirements. Actual results may differ from the forward-looking statements expressed by the Company in this press release and consequently, you should not rely on these forward-looking statements as predictions of future events. These forward-looking statements are subject to inherent uncertainties, risks and assumptions that are difficult to predict, including, without limitation: (1) the inability to maintain the listing of the Company’s common stock on The Nasdaq Capital Market and to comply with applicable listing requirements; (2) changes in applicable laws or regulations; (3) the inability of the Company to raise financing in the future; (4) the success, cost and timing of the Company’s product development activities; (5) the inability of the Company to obtain and maintain regulatory clearance or approval for its respective products, and any related restrictions and limitations of any cleared or approved product; (6) the inability of the Company to identify, in-license or acquire additional technology; (7) the inability of the Company to compete with other companies currently marketing or engaged in the development of products and services that the Company is currently developing; (8) the size and growth potential of the markets for the Company’s products and services, and their respective ability to serve those markets, either alone or in partnership with others; (9) the failure to achieve any milestones or receive any milestone payments under any agreements; (10) inaccuracy in the Company’s estimates regarding expenses, future revenue, capital requirements and needs for and the ability to obtain additional financing; (11) the Company’s ability to protect and enforce its intellectual property portfolio, including any newly issued patents; and (12) other risks and uncertainties indicated from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”), including the risks and uncertainties described in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K filed with the SEC on March 14, 2025 and subsequently filed reports. Forward-looking statements contained in this announcement are made as of this date, and the Company undertakes no duty to update such information except as required under applicable law.

Investor Contact:
JTC Team, LLC
Jenene Thomas
(908) 824-0775
GRI@jtcir.com